FOURTH AMENDMENT TO LOAN AGREEMENT

    	This FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of November 19, 1999 by and among the following parties:

          (a) 	HOMELAND STORES, INC. ("Borrower"), a Delaware corporation,

          (b) 	HOMELAND HOLDING CORPORATION ("Parent"), a Delaware corporation,

              	(Borrower and Parent are sometimes hereinafter referred to as the "Companies" and individually as a "Company"),

          (c)	 JCH BEVERAGE, INC. ("JCH"), a Texas corporation, as a Credit
               Party under the Loan Agreement,

          (d)	 SLB MARKETING, INC. ("SLB"), a Texas corporation, as a Credit
               Party under the Loan Agreement,

          (e)	 IBJ WHITEHALL BUSINESS CREDIT CORPORATION ("IBJ"), formerly IBJ
               Schroder Business Credit Corporation, the assignee of IBJ Schroder Bank & Trust Company,

          (f)	 HELLER FINANCIAL, INC. ("Heller"),

          (g) 	NATIONAL BANK OF CANADA ("NBC"),

	              (such lenders and other financial institutions and their
               respective successors and assigns, individually, a "Lender" and together, the "Lenders"), and

          (h)	 NBC, as agent for the Lenders (in such capacity, the "Agent").

	                                RECITALS:

    	A.  	Pursuant to that certain Loan Agreement, dated as of December 17,
1998, by and among Borrower, Parent, Lenders and Agent, as amended by that certain First Amendment to Loan Agreement, dated as of April 23, 1999, by and among Borrower, Parent, Lenders and Agent, that certain Second Amendment to Loan Agreement (the "Second Amendment"), dated as of October 22, 1999, by and among Borrower, Parent, Lenders, Agent and SLB, and that certain Third Amendment to Loan Agreement, dated as of November 2, 1999, by and among Borrower, Parent, Lenders and Agent (as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Loan Agreement"), Lenders agreed to provide to Borrower a senior secured revolving credit and letter of credit facility, a senior secured term loan facility, and two secured acquisition term loan facilities.


     B.  	Pursuant to the Second Amendment, the Agent and the Required Lenders
consented to the formation by SLB, a wholly-owned Subsidiary of Borrower, of
JCH as a wholly-owned Subsidiary of SLB, for the purpose of owning and holding certain liquor and alcoholic beverage licenses in the State of Texas.

    	C.  	Borrower and Parent wish to restructure the ownership interests in
SLB and JCH, with such restructuring being effective as of October 14, 1999, thereby making JCH a wholly-owned Subsidiary of Borrower and SLB a wholly-owned Subsidiary of JCH.

    	D.  	Section 13.4 of the Loan Agreement requires that Borrower and Parent obtain the written consent of Agent and Required Lenders prior to the acquisition by Borrower or any of Borrower's Subsidiaries of a Subsidiary.

    	E.  	Section 13.5 of the Loan Agreement requires that Borrower and Parent obtain the written consent of Agent and Required Lenders prior to the sale or transfer by Borrower or any of Borrower's Subsidiaries of any stock of any of
Borrower's Subsidiaries.

    	F.  	Section 13.7 of the Loan Agreement requires that Borrower and Parent obtain the written consent of Agent and Required Lenders prior to any transaction between Borrower, Parent or any of Borrower's Subsidiaries, and
any Affiliate of Borrower, Parent or any Subsidiary thereof, involving the sale of exchange of property or assets that is not specifically required or permitted by the terms of the Loan Agreement.

    	G.  	Borrower and Parent have requested that Agent and Required Lenders consent to the restructure of the ownership interests in SLB and JCH.

                                  AGREEMENTS:

    	NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    	1.  	Terms Defined.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

     2.  	Covenants Regarding Subsidiaries.  Section 12.27 of the Loan Agreement
is amended and restated to read in its entirety as follows:

             		SEC. 12.27 SUBSIDIARIES' OPERATIONS.  Borrower covenants (a) that the business and operations of JCH Beverage, Inc., a Texas corporation and a wholly-owned Subsidiary of Borrower ("JCH"), will be limited to the ownership of the stock of SLB Marketing, Inc., a Texas corporation and wholly-owned Subsidiary of JCH ("SLB"), and (b) that the business and operations of SLB will be limited to the purchase and sale of alcoholic beverages conducted in and from stores operated by Borrower.

     3.  	Consent to Restructure of Ownership Interests in SLB and JCH.
Subject to the satisfaction of and compliance with all other terms and conditions set forth in this Amendment, Agent and Required Lenders consent to:
(a) the acquisition by Borrower from SLB of all of the issued and outstanding shares of common stock of JCH; and (b) the acquisition by JCH from Borrower of all of the issued and outstanding shares of common stock of SLB.

    	4.  	Termination of Stock Pledge Agreements. Subject to the satisfaction of and compliance with all other terms and conditions set forth in this
Amendment, the following stock pledge agreements shall be terminated and void:  (a) that certain Stock Pledge Agreement, dated December 17, 1998, made by Borrower in favor of Agent for the ratable benefit of Lenders; and (b) that certain Stock Pledge Agreement, dated October 22, 1999, made by SLB in favor of
Agent for the ratable benefit of Lenders.

    	5.  	Conditions Precedent.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent:

          (a)  	Agent shall have received all of the following, each dated
     (unless otherwise indicated) the date of this Consent, in form and substance satisfactory to Agent:

                (i)  	Amendment Documents.  This Amendment and any other
          instrument, document or certificate required by Agent to be executed or delivered by Borrower, Parent or any other party in connection with this Amendment, duly executed by the parties thereto (the "Amendment Documents").

               (ii)  	Security Documents and Instruments.  All the instruments
          and documents then required to be delivered pursuant to Section 8 of the Loan Agreement or any other provision of the Loan Agreement or pursuant to the instruments and documents referred to in Section 8 of the Loan Agreement with regard to the restructure of the ownership interests in SLB and JCH; and the same shall be in full force and effect and shall grant, create or perfect the Liens, rights, powers, priorities, remedies and benefits contemplated herein or therein, as the case may be.

              (iii)	  Legal Opinion.  A legal opinion from Companies' counsel,
          Crowe & Dunlevy, a Professional Corporation, in form and substance satisfactory to Agent and dated as of the date of this Amendment.

               (iv)  	Additional Information.  Such additional documents,
          instruments and information as Agent may reasonably request to effect the transactions contemplated hereby.

          (b) Litigation. There shall be no pending or, to the knowledge of any Company, threatened litigation with respect to any Company or any of its Subsidiaries or (relating to the transactions contemplated herein) with respect to Agent or any of the Lenders, which relates to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of any Company or its Subsidiaries, which pending or threatened litigation could, in Agent's reasonable judgment, be expected to have a Material Adverse Effect. There shall exist no judgment, order, injunction or other similar restraint prohibiting any transaction contemplated hereby.

          (c)  	Compliance with Law.  The Agent shall be satisfied that
     each Company, SLB and JCH (i) has obtained all authorizations and approvals of any governmental authority or regulatory body required for the due execution, delivery and performance by such company, of this Amendment and any document related to each of the Amendment Documents and the restructuring of the ownership interests in SLB and JCH, to which it is or will be a party and for the perfection of or the exercise by Agent and each Lender of their respective rights and remedies under the Loan Documents, and (ii) shall be in compliance with, and shall have obtained appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA and other requirements, regulations and laws, the violation or failure to obtain approvals for which could reasonably be expected to have a Material Adverse Effect.

          (d)  	Delivery of Documents.  All corporate proceedings taken in
     connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Agent and its legal counsel.

          (e)  	No Default.	No Default or Event of Default shall have occurred
     and be continuing after giving effect to the restructuring of the ownership interests in JCH and SLB contemplated hereby.

          (f)	  Expiration of Consent.  All of the conditions precedent to the effectiveness of this Amendment must have been satisfied on or prior to 5 p.m., Dallas, Texas time, on November 30, 1999.

    	6.  	Representations and Warranties.  Each Company, SLB and JCH hereby represents and warrants to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of such company, and will not violate the corporate charter or bylaws of such company, (b) all representations and warranties set forth in the Loan Agreement and in any other Loan Documents are true and correct, in all material respects, as if made again on and as of such date (including, without limitation, the representations and warranties previously made as of the Closing Date in the Loan Agreement). (c) no Default or Event of Default has occurred and is continuing, and (d) the Loan Agreement (as amended by this Amendment), the Notes and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of each Company, SLB and JCH, as applicable.



     7.  	Amendment Documents as Loan Documents.  The term Loan Documents, as defined in the Loan Agreement and as used in any of the Loan Documents, includes, without limitation, this Amendment and each of the other Amendment Documents.

    	8.	  Governing Law.  THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

    	9.	  Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

   	10.	  No Oral Agreements.  THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT
AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BY AND
AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER, PARENT, SLB OR JCH, AND (B)
AGENT OR ANY LENDER.

   	11.	  Loan Agreement Remains in Effect; No Waiver.  Except as expressly provided herein, all terms and provisions of the Loan Agreement and the other
Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.  No waiver by Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default.  No delay or omission by Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Loan
Agreement, the Loan Documents or otherwise.

    	12.  	Ratification of Guaranties.  Each of Parent, SLB and JCH reaffirms their respective obligations under their respective Guaranty, agrees that their respective Guaranty shall remain in full force and effect notwithstanding execution of this Amendment and the Amendment Documents, and agrees that their respective Guaranty and the Loan Agreement shall continue to be legal, valid and binding obligations of such Guarantor, enforceable in accordance with the terms therein with regard to the Obligations (as defined in such Guaranty).

    	13.	  Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Amendment Document shall survive the execution and delivery of this Amendment and the other Amendment Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

     14.	  Reference to Loan Agreement.  Each of the Loan Documents, including the Loan Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the
Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

    	15.	  Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    	16.	  Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrower, Parent, SLB and JCH and their respective successors and assigns, except that neither Borrower, Parent, SLB nor
JCH may assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent and Lenders.

    	17.	  Headings.  The headings, captions and arrangements used in this
Amendment are for convenience only and shall not affect the interpretation of this Amendment.


                  	[This space intentionally left blank].

    	IN WITNESS WHEREOF, Borrower, Parent, SLB, JCH, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                       BORROWER:

                                       HOMELAND STORES, INC.



                                       By:
                                          	Wayne S. Peterson,
	                                          Senior Vice President - Finance,
	                                          Chief Financial Officer and Secretary


                                       PARENT:

                                       HOMELAND HOLDING CORPORATION



                                       By:
	                                          Wayne S. Peterson,
	                                          Senior Vice President - Finance,
	                                          Chief Financial Officer and Secretary

                                       CREDIT PARTIES:

                                       SLB MARKETING, INC.



                                       By:
	                                          Jack C. Hensley,
	                                          President and Secretary


                                       JCH BEVERAGE, INC.



                                       By:
	                                          Jack C. Hensley,
	                                          President and Secretary

                                       AGENT AND A LENDER:

                                       NATIONAL BANK OF CANADA



                                       By:
	                                          Larry L. Sears,
	                                          Vice President and Manager


                                       By:
	                                          Randall K. Wilhoit,
	                                          Vice President

                                       ADDITIONAL LENDERS:

                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION



                                       By:
	                                          John C. Williams,
	                                          Vice President

                                       HELLER FINANCIAL, INC.



                                       By:
	                                          Thomas W. Bukowski,
	                                          Senior Vice President